INDEPENDENT  AUDITOR'S  REPORT


To  The  Board  of  Directors  of  MLM World News, Today, Inc.

We hereby consent to the use incorporated by reference in this Form S-8 of our report dated April 4, 2001 relating to the financial statements of MLM World News Today, Inc. (formerly Global-Link Enterprises, Inc.).

/s/ HJ & Associates, LLC

HJ & ASSOCIATES, LLC


Salt Lake City,Utah
May 14, 2001